UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	000-49713 (Commission File Number)	98-0351796 (I.R.S. Employer Identification No.)

1 rue Guillaume Kroll
L-1882 Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On April 8, 2004, Accenture announced that William D. Green will become the company’s new chief executive officer effective Sept. 1, 2004.

Mr. Green, who is currently Accenture’s chief operating officer – Client Services, will succeed Joe W. Forehand, who will step down as Accenture’s CEO on Sept. 1, 2004, but will retain the title of chairman.

Sir Mark Moody-Stuart, lead director of the Accenture board, said that of the several highly qualified executives reviewed by the board during succession planning, Mr. Green was the preferred candidate with the experience and qualifications that best meet the needs of the CEO role.

Mr. Green has significant experience as a member of Accenture’s senior management team. In his current position as Accenture’s chief operating officer—Client Services, which is part of the Office of the CEO, he has overall management responsibility for the company’s operating groups, which are the industry-focused groups through which Accenture serves clients around the world. He has been a member of the Accenture board of directors since its inception in 2001. Mr. Green has also served as country managing director for the United States since August 2000.

Mr. Green played a central role, internally and externally, in Accenture’s transition from a global partnership to corporate form and through the company’s IPO in 2001. He worked closely with the company’s global partner group to develop and implement the strategy for the transition and beyond, and he was a lead spokesman for the company with the investment community during the IPO process.

During Mr. Green’s 26-year career at Accenture, he has held executive positions in most of the company’s operating groups. Mr. Green, who has particular expertise in the high tech, aerospace and telecommunications industries, was the group chief executive of Accenture’s Communications & High Tech operating group from 1999 to 2003. Under his leadership, the group grew to become the company’s largest business unit, with net revenues of $3.29 billion in fiscal year 2003.

From 1997 to 1999, Mr. Green was the group chief executive of Accenture’s Resources operating group. During his tenure, he managed a $2 billion operation that contributed 20 percent of the company’s total revenues. From 1994 to 1997, Mr. Green led the Manufacturing industry group, and before that he was managing partner for Accenture’s practice in New England.

Mr. Green joined Accenture in 1977 and became a partner in 1986. He attended Dean College and holds a bachelor of science degree in economics and a master of business administration degree from Babson College.

In March, Accenture announced that Mr. Forehand would step down as CEO on Sept. 1, 2004, retaining the position of chairman. As chairman, Mr. Forehand will continue to chair the board of directors, act as an advisor to Mr. Green, and continue to provide input into Accenture’s business strategy. He will also help to build relationships with clients, as well as with business and government leaders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2004

ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner